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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 30 to Registration Statement No. 2-60836 on Form N-1A of our reports dated May 11, 2001 on Merrill Lynch Small Cap Value Fund, Inc. (the "Fund") and Master Small Cap Value Trust, both appearing in the Fund's March 31, 2001 Annual Report, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP

New York, New York
July 11, 2001